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                CONSENT, ASSUMPTION AND AMENDMENT AGREEMENT

          This Consent, Assumption and Amendment Agreement (this "Agreement") is made as of the 6th day of June, 2000, by and among NORTHSTAR COMPUTER FORMS, INC., a Minnesota corporation ("Northstar"), ENNIS BUSINESS FORMS, INC., a Texas corporation ("Ennis") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, formerly known as First Bank National Association (the "Lender").

                                 RECITALS

          A. At the request of Northstar, the Brooklyn Park Economic Development Authority, a Minnesota political subdivision (the "Issuer") issued its Variable Rate Demand Industrial Development Revenue Bonds (Northstar Computer Forms, Inc. Project), Series 1994, in the aggregate principal amount of $2,945,000 (the "Bonds") pursuant to an Indenture of Trust dated as of August 1, 1994, by and between the Issuer and First Trust National Association, as trustee (the "Trustee") for the purchasers of the Bonds.

          B. Northstar and the Issuer executed a Loan Agreement dated as of August 1, 1994 (the "Loan Agreement"), under which the Issuer loaned the proceeds of the Bonds to Northstar to finance the construction of an approximately 94,000 square foot manufacturing facility and related improvements and equipment on certain land located in Hennepin County, Minnesota (collectively, the "Project").

          C. Under the Loan Agreement, Northstar agreed to make loan payments sufficient to pay all principal of, premium, if any, and interest on the Bonds. To secure repayment of the Bonds, the Lender issued its irrevocable direct pay letter of credit to the Trustee for Northstar's account in the amount of $2,993,411 (as amended and extended from time to time, the "Letter of Credit").

          D. As a condition to issuance of the Letter of Credit, Northstar and the Lender entered into, among others, the following agreements, each dated as of August 1, 1994, unless otherwise noted, as amended to date: (i) a Letter of Credit and Reimbursement Agreement (the "Reimbursement Agreement"); (ii) a Combination Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Financing Statement (the "Mortgage"); and (iii) a Pledge and Security Agreement (the "Pledge and Security Agreement") (the Reimbursement Agreement, the Mortgage and the Pledge Agreement and all related documents in favor of the Lender are herein collectively called the "Lender Loan Documents").

          E. Northstar, Ennis and Polaris Acquisition Corp., which is a wholly-owned subsidiary of Ennis ("Polaris"), have entered into an Agreement and Plan of Merger dated as of February 21, 2000, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of May 9, 2000 (collectively, the "Merger Agreement"), pursuant to which Polaris will merge with and into Northstar, with Northstar as the surviving corporation, and Northstar, as the surviving corporation, will remain a wholly-owned subsidiary of Ennis (the "Merger").

          F. Pursuant to the terms of the Reimbursement Agreement, Northstar is prohibited from merging into or with any other entity without the prior written consent of the Lender.

          G. Northstar and Ennis have requested that the Lender (i) consent to the Merger, (ii) permit Ennis to assume Northstar's obligations under the Lender Loan Documents, thereby becoming jointly and severally liable with Northstar with respect to such obligations under the Lender Loan Documents; and (iii) extend the expiration date of the Letter of Credit and amend certain of the covenants in the Reimbursement Agreement so that such covenants are consistent with covenants contained in other financing arrangements of Ennis.

          H. The Lender is willing to grant the requests of Northstar and Ennis subject to the terms and conditions set forth in this Agreement.

          ACCORDINGLY, the parties hereto hereby agree as follows:

          1. Defined Terms. Unless otherwise defined in this Agreement, capitalized terms used in this Agreement shall have meanings given to those terms in the Reimbursement Agreement.

          2. Lender's Consent to the Merger. The Lender hereby consents to the Merger.

          3. Assumption of Obligations under the Lender Loan Documents by Ennis. Ennis hereby fully and irrevocably assumes and promises to pay and perform all of the covenants, conditions, debts, obligations, liabilities and duties of Northstar under the Lender Loan Documents (collectively, the "Obligations"). Ennis and Northstar acknowledge and agree that Ennis and Northstar are jointly and severally liable for the payment and performance of all of the Obligations.

          4. Waiver of Accommodation Party Defenses by Ennis with respect to the Obligations. The Obligations assumed by Ennis under this Agreement shall not be affected or impaired in any way by any of the following acts or things (which the Lender is hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any or all of the Obligations; (ii) any extensions or renewal of any of the Obligations (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any of the Obligations; (iii) any waiver or indulgence granted to Northstar, and any delay or lack of diligence in the enforcement of any of the Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, Northstar or any other guarantor or other person liable on any of the Obligations; (v) any release, surrender, cancellation or other discharge of any of the Obligations or the acceptance of any instrument in renewal or substitution for any instrument evidencing any of the Obligations; (vi) any failure to obtain collateral security (including rights of setoff) for any of the Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any of the Obligations;
(vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any collateral security for any of the Obligations;
(viii) any assignment, sale, pledge or other transfer of any of the Obligations; or (ix) any manner, order or method of application of any payments or credits on any of the Obligations. Ennis hereby waives any and all defenses and discharges available to a surety, guarantor, or accommodation co-obligor, dependent on its character as such.

          5. Waiver of Northstar's Defenses by Ennis. Ennis hereby waives any and all defenses, claims, setoffs and discharges of Northstar, or any other obligor, pertaining to the Obligations, except the defense of discharge by payment in full. Without limiting the generality of the foregoing, Ennis will not assert against the Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, ultra vires acts, usury, illegality or unenforceability which may be available to Northstar in respect of the Obligations, or any setoff available against the Lender to Northstar, whether or not on account of a related transaction. The liability of Ennis with respect to the Obligations shall not be affected or impaired by any voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar event or proceeding affecting, Northstar or any of Northstar's assets. Ennis will not assert against the Lender any claim, defense or setoff available to Ennis against Northstar. Ennis also hereby waives: (i) presentment, demand for payment, notice of dishonor or nonpayment, and protest of the Obligations; (ii) notice of the acceptance hereof by the Lender and of the creation and existence of the Obligations; and (iii) notice of any amendment to or modification of any of the terms and provisions of the Obligations or the Lender Loan Documents or any other agreement evidencing or securing any of the Obligations. The Lender shall not be required to first resort for payment of the Obligations to Northstar or any other persons or corporations, their properties or estates, or to any collateral, property, liens or other rights or remedies whatsoever.

          6.   Amendments to Reimbursement Agreement.

          (a) Extension of Expiration Date of the Letter of Credit. Ennis and Northstar confirm that they have requested that the Lender extend the Expiration Date of the Letter of Credit to August 1, 2004. The Lender has agreed to extend the Expiration Date by issuance of an amendment to the Letter of Credit in the customary form used by the Lender for such purpose. Each reference in the Lender Loan Documents to the "Letter of Credit" shall be deemed a reference to the Letter of Credit as so extended.

          (b) Inclusion of Ennis as a Party to the Reimbursement Agreement. The Reimbursement Agreement is hereby amended to the extent necessary to reflect the addition of Ennis as a co-obligor with Northstar, thereby making Ennis and Northstar jointly and severally liable for all of the obligations under the Reimbursement Agreement. To that end, all references in the Reimbursement Agreement to the "Borrower" or terms of similar import shall be deemed to refer to Northstar and Ennis collectively.

          (c) Amendment to Definitions. Section 1 of the Reimbursement Agreement is hereby amended by deleting the existing definition of "Revolving Credit Agreement" and by substituting therefor the following new definition of "Credit Agreement":

               "`Credit Agreement' means the Credit Agreement dated as of June 6, 2000, among Ennis Business Forms, Inc., as Borrower, Bank One, Texas, N.A., as Administrative Agent, U.S. Bank National Association, as Syndications Agent and Certain Financial Institutions, as Lenders, and Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner, as the same may be amended, supplemented or restated from time to time."

          (d) Replacement of Affirmative and Negative Covenants in the Reimbursement Agreement. Existing Sections 5.1 through 5.15 and Sections 6.1 through 6.12 of the Reimbursement Agreement are hereby replaced by the covenants contained in Article VI of the Credit Agreement. All such covenants contained in Article VI of the Credit Agreement and all defined terms used in Article VI of the Credit Agreement are hereby incorporated by reference into the Reimbursement Agreement with the same force and effect as if such covenants and defined terms were fully set forth in the Reimbursement Agreement; provided, however, any reference in such incorporated covenants to the "Agent", the "Lenders" and/or the "Required Lenders" shall be deemed to refer to the Lender under the Reimbursement Agreement. In the event that the covenants in Article VI of the Credit Agreement are from time to time supplemented or amended, all such supplements and amendments to such covenants in the Credit Agreement shall be deemed to be automatically and simultaneously made to such covenants as incorporated by reference into the Reimbursement Agreement, without the need for any separate supplement or amendment to the Reimbursement Agreement. In the event that the credit facilities evidenced by the Credit Agreement shall cease to exist for any reason whatsoever, whether through prepayment, refinancing, expiration, termination or otherwise, all covenants incorporated by reference from Article VI of the Credit Agreement into the Reimbursement Agreement shall remain in full force and effect under the Reimbursement Agreement in the form such covenants existed immediately before the credit facilities under the Credit Agreement ceased to exist, unless and until such covenants are expressly amended or terminated with respect to the Reimbursement Agreement pursuant to a written agreement between the Borrower and the Lender.

          (e)  Amendment to Section 8.1 of the Reimbursement Agreement.
     Section 8.1 of the Reimbursement Agreement is hereby amended by amending Section 8.1.9 of the Reimbursement Agreement to read as follows and by adding the following new Section 8.1.10:

               "8.1.9 A default or event of default, however defined, shall have occurred and be continuing under or with respect to any other documents, instruments or agreements creating, evidencing or securing any other obligations of the Borrower to Lender whether presently existing or hereafter incurred.

               8.1.10 A Default (as defined in the Credit Agreement) shall exist under the Credit Agreement, or the credit facilities evidenced by the Credit Agreement shall cease to exist for any reason whatsoever, whether through prepayment, refinancing, expiration, termination or otherwise."

          7. Conditions Precedent to the Effectiveness of this Agreement. This Agreement, and the consent to the Merger set forth in paragraph 2 of this Agreement, shall not be or become effective unless and until the Lender shall have received each of the following items in form and substance acceptable to the Lender:

          (a) Copies of the articles or certificates of incorporation of Northstar and Ennis, together with all amendments, and certificates of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

          (b) Copies, certified by the Secretary or Assistant Secretary of Northstar and Ennis, of their by-laws and of their board of directors' resolutions authorizing the Merger, the execution and delivery of the Credit Agreement and related documents and the execution and delivery of this Agreement.

          (c) Copies of the articles of merger with respect to the Merger which have been filed in the appropriate governmental office in each jurisdiction where such articles of merger must be filed to effectuate the Merger, certified by the appropriate governmental officers of such jurisdictions.

          (d) An incumbency certificate, executed by the Secretary or Assistant Secretary of Northstar and Ennis, which shall identify by name and title, and bear the signatures of, the officers of Northstar and Ennis which are authorized to sign the Credit Agreement and related documents and this Agreement.

          (e) Evidence satisfactory to the Lender that the Credit Agreement and all related documents have been executed and delivered by the parties thereto and that the lenders under the Credit Agreement have made the initial advance thereunder to Ennis.

          (f) An opinion of counsel to Northstar and Ennis relating to the authorization, execution, delivery and binding effect of this Agreement, in favor of the Lender, in form and content acceptable to the Lender.

          8. Representations and Warranties of Northstar and Ennis. Northstar and Ennis hereby represent and warrant to the Lender as follows:

          (a) Each of Northstar and Ennis has all requisite corporate power and authority to execute this Agreement and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by Northstar and Ennis and constitutes the legal, valid and binding obligation of Northstar and Ennis, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by each of Northstar and Ennis of this Agreement have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Northstar or Ennis, or the articles of incorporation or by-laws of Northstar or Ennis, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Northstar or Ennis is a party or by which it or its properties may be bound or affected.

          9. No Waiver of Events of Default. The execution of this Agreement and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Reimbursement Agreement, whether or not known to the Lender and whether or not existing on the date of this Agreement.

          10. Costs and Expenses. Without limiting in any way the obligations of Northstar and Ennis under Section 11.1 of the Reimbursement Agreement, Northstar and Ennis hereby jointly and severally agree to pay or reimburse the Lender on demand of the Lender for all costs and expenses incurred by the Lender, including, without limitation, all reasonable fees and disbursements of legal counsel, in connection with the preparation, negotiation, execution and delivery of this Agreement and the review, execution and delivery of the Credit Agreement and related documents.

          11. Lender Loan Documents Remain in Full Force and Effect. Northstar and Ennis hereby acknowledge and agree that, except as expressly amended by this Amendment, all terms and conditions of the Lender Loan Documents remain in full force and effect.

          12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

          13. Governing Law. This Agreement shall be governed by, interpreted and construed in accordance with, the laws of the State of Minnesota.

          14. Headings. Paragraph headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


                         [Signature Page Follows]
                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered the date and year first above written.


                              NORTHSTAR COMPUTER FORMS, INC.


                              By /s/Kenneth E. Overstreet
                                --------------------------------
                                   Its President
                                      --------------------------


                              ENNIS BUSINESS FORMS, INC.


                              By /s/Keith S. Walters
                                --------------------------------
                                  Its Chairman
                                     ---------------------------


                              U.S. BANK NATIONAL ASSOCIATION


                              By /s/Michael J. Reymann
                                --------------------------------
                                    Its Vice President
                                       -------------------------


M1:623580.04